Exhibit 99.1

press release
Paylocity Announces First Quarter Fiscal Year 2025 Financial Results
•Q1 2025 Recurring & Other Revenue of $333.1 million, up 14% year-over-year
•Q1 2025 Total Revenue of $363.0 million, up 14% year-over-year
•Acquisition of Airbase, a modern finance and spend management software solution, completed on October 1, 2024
SCHAUMBURG, IL. – October 30, 2024 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR, payroll, and spend management software solutions, today announced financial results for the first quarter of fiscal year 2025, which ended September 30, 2024.

“Fiscal 25 is off to a strong start, with recurring & other revenue and total revenue growth of 14% in the first quarter, combined with a significant year-over-year increase in profitability, as our differentiated value proposition of providing the most modern software in the industry continues to resonate in the marketplace. Earlier this month we expanded our total addressable market beyond HCM and further into the Office of the CFO with the completion of the acquisition of Airbase, a modern finance and spend management software solution that will allow companies to manage all payroll and non-payroll spend through a single pane of glass, allowing for real-time visibility, faster financial close, improved planning, and stronger financial controls. Additionally, we recently announced the upcoming release of our Headcount Planning solution, which enables businesses to proactively map headcount needs across the organization, manage workflows and approvals from initial forecasting through opening new roles, while offering comprehensive reporting to stay ahead of ever-changing talent needs as employees join, move, or leave an organization,” said Toby Williams, President and Chief Executive Officer of Paylocity.

First Quarter Fiscal 2025 Financial Highlights
Revenue:
•Total revenue was $363.0 million, an increase of 14% from the first quarter of fiscal year 2024.
•Recurring & other revenue was $333.1 million, an increase of 14% from the first quarter of fiscal year 2024.
Operating Income:
•GAAP operating income was $64.1 million and non-GAAP operating income was $104.9 million in the first quarter of fiscal year 2025 compared to GAAP operating income of $41.2 million and non-GAAP operating income of $86.9 million in the first quarter of fiscal year 2024.
Net Income:
•GAAP net income was $49.6 million or $0.88 per share in the first quarter of fiscal year 2025 based on 56.3 million diluted weighted average common shares outstanding compared to $34.5 million or $0.61 per share in the first quarter of fiscal year 2024 based on 56.9 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $129.0 million in the first quarter of fiscal year 2025 compared to $104.9 million in the first quarter of fiscal year 2024.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $99.2 million in the first quarter of fiscal year 2025 as compared to $79.0 million in the first quarter of fiscal year 2024.

Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $778.5 million as of the first quarter of fiscal year 2025 which includes $325.0 million in proceeds from our credit facility as detailed below.
•Long-term debt totaled $325.0 million as of the first quarter of fiscal year 2025 which we borrowed under our credit facility to fund the acquisition of Airbase on October 1, 2024.
•Cash flow from operations for the first quarter of fiscal year 2025 was $91.5 million compared to $62.1 million for the first quarter of fiscal year 2024.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Business Outlook
Based on information available as of October 30, 2024, Paylocity is issuing guidance for the second quarter and full fiscal year 2025 as indicated below.
Second Quarter 2025:
•Recurring and other revenue is expected to be in the range of $337.5 million to $342.5 million, which represents approximately 14% growth over fiscal year 2024 second quarter recurring and other revenue.
•Total revenue is expected to be in the range of $364.0 million to $369.0 million, which represents approximately 12% growth over fiscal year 2024 second quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $116.0 million to $120.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $89.5 million to $93.5 million.
Fiscal Year 2025:
•Recurring and other revenue is expected to be in the range of $1.427 billion to $1.442 billion, which represents approximately 12% growth over fiscal year 2024 recurring and other revenue.
•Total revenue is expected to be in the range of $1.535 billion to $1.550 billion, which represents approximately 10% growth over fiscal year 2024 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $530.0 million to $540.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $422.0 million to $432.0 million.
We are unable to reconcile the forward-looking non-GAAP measures set forth above to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details

Paylocity will host a conference call to discuss its first quarter fiscal year 2025 results at 4:30 p.m. Central Time today (5:30 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HR, payroll, and spend management software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures when reporting its financial results, including Adjusted EBITDA, Adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing and non-GAAP sales and marketing margin, non-GAAP total research and development and non-GAAP total research and development margin, non-GAAP general and administrative and non-GAAP general and administrative margin, free cash flow and free cash flow margin, certain of which are included in this release. We define Adjusted EBITDA as net income before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues. Adjusted EBITDA margin excluding interest income on funds held for clients is Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of capitalized internal-use software costs and certain acquired intangibles and other items as described later in this release. Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues. Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described later in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative expense by total revenues. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues. Free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow but also excludes interest income on funds held for clients. Free cash flow margin excluding interest income on funds held for clients is calculated by dividing free cash flow excluding interest income on funds held for clients by recurring and other revenue. Other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about management's estimates regarding future revenues and financial performance, expectations regarding the benefits of the Airbase acquisition, the expected functionality and acceptance in the marketplace of product releases, and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property and its use of open source software in its products; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 2, 2024. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2024	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$401,811	$778,549
Accounts receivable, net	32,997	34,317
Deferred contract costs	97,859	102,413
Prepaid expenses and other	39,765	40,583
Total current assets before funds held for clients	572,432	955,862
Funds held for clients	2,952,060	2,340,411
Total current assets	3,524,492	3,296,273
Capitalized internal-use software, net	116,412	121,932
Property and equipment, net	60,640	57,945
Operating lease right-of-use assets	33,792	33,190
Intangible assets, net	28,291	25,744
Goodwill	108,937	108,863
Long-term deferred contract costs	348,003	357,159
Long‑term prepaid expenses and other	7,077	6,508
Deferred income tax assets	17,816	17,167
Total assets	$4,245,460	$4,024,781

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,638	$16,039
Accrued expenses	158,311	156,001
Total current liabilities before client fund obligations	166,949	172,040
Client fund obligations	2,950,411	2,328,665
Total current liabilities	3,117,360	2,500,705
Long-term debt	—	325,000
Long-term operating lease liabilities	46,814	45,661
Other long-term liabilities	6,398	6,493
Deferred income tax liabilities	41,824	41,010
Total liabilities	$3,212,396	$2,918,869
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2024 and September 30, 2024	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2024 and September 30, 2024; 55,514 shares issued and outstanding at June 30, 2024 and 55,738 shares issued and outstanding at September 30, 2024	56	56
Additional paid-in capital	360,488	376,952
Retained earnings	673,456	723,029
Accumulated other comprehensive income (loss)	(936)	5,875
Total stockholders' equity	$1,033,064	$1,105,912
Total liabilities and stockholders’ equity	$4,245,460	$4,024,781

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended September 30,
	2023	2024
Revenues:
Recurring and other revenue	$291,685	$333,105
Interest income on funds held for clients	25,901	29,851
Total revenues	317,586	362,956
Cost of revenues	101,467	114,960
Gross profit	216,119	247,996
Operating expenses:
Sales and marketing	80,403	88,431
Research and development	44,605	47,260
General and administrative	49,922	48,161
Total operating expenses	174,930	183,852
Operating income	41,189	64,144
Other income	3,225	4,742
Income before income taxes	44,414	68,886
Income tax expense	9,897	19,313
Net income	$34,517	$49,573
Other comprehensive income, net of tax	120	6,811
Comprehensive income	$34,637	$56,384

Net income per share:
Basic	$0.62	$0.89
Diluted	$0.61	$0.88

Weighted-average shares used in computing net income per share:
Basic	56,037	55,640
Diluted	56,881	56,266
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three months ended September 30 are included in the above line items:

	Three Months Ended September 30,
	2023	2024
Cost of revenues	$5,602	$4,923
Sales and marketing	9,871	9,752
Research and development	10,870	10,311
General and administrative	15,633	10,674
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$41,976	$35,660

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,
	2023	2024
Cash flows from operating activities:
Net income	$34,517	$49,573
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	39,005	33,540
Depreciation and amortization expense	17,121	21,552
Deferred income tax expense (benefit)	5,391	(2,556)
Provision for credit losses	181	221
Net accretion of discounts on available-for-sale securities	(1,392)	(662)
Other	189	304
Changes in operating assets and liabilities:
Accounts receivable	(4,801)	(903)
Deferred contract costs	(14,985)	(13,081)
Prepaid expenses and other	(1,669)	(773)
Accounts payable	1,569	7,885
Accrued expenses and other	(12,984)	(3,645)
Net cash provided by operating activities	62,142	91,455
Cash flows from investing activities:
Purchases of available-for-sale securities	(92,567)	(20,174)
Proceeds from sales and maturities of available-for-sale securities	101,216	25,022
Capitalized internal-use software costs	(14,193)	(15,210)
Purchases of property and equipment	(3,454)	(2,328)
Other investing activities	(406)	(638)
Net cash used in investing activities	(9,404)	(13,328)
Cash flows from financing activities:
Net change in client fund obligations	(93,566)	(621,746)
Borrowings under credit facility	—	325,000
Taxes paid related to net share settlement of equity awards	(28,825)	(21,536)
Other financing activities	(11)	(11)
Net cash used in financing activities	(122,402)	(318,293)
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	(69,664)	(240,166)
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	2,421,312	2,845,669
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$2,351,648	$2,605,503
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and capitalized internal-use software, accrued but not paid	$1,803	$960
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$124	$123
Cash paid for income taxes	$6,207	$6,194
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$305,031	$778,549
Funds held for clients' cash and cash equivalents	2,046,617	1,826,954
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$2,351,648	$2,605,503

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended September 30,
	2023	2024
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$216,119	$247,996
Amortization of capitalized internal-use software costs	9,535	13,777
Amortization of certain acquired intangibles	1,854	2,064
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,602	4,923
Other items (1)	—	(78)
Adjusted gross profit	$233,110	$268,682

	Three Months Ended September 30,
	2023	2024
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$41,189	$64,144
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	41,976	35,660
Amortization of acquired intangibles	2,536	2,547
Other items (2)	1,185	2,528
Non-GAAP Operating income	$86,886	$104,879

	Three Months Ended September 30,
	2023	2024
Reconciliation from Net income to Non-GAAP Net income:
Net income	$34,517	$49,573
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	41,976	35,660
Amortization of acquired intangibles	2,536	2,547
Other items (2)	1,185	2,528
Income tax effect on adjustments (3)	(830)	3,308
Non-GAAP Net income	$79,384	$93,616

	Three Months Ended September 30,
	2023	2024
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$79,384	$93,616
Diluted weighted-average number of common shares	56,881	56,266
Non-GAAP Net income per share	$1.40	$1.66

	Three Months Ended September 30,
	2023	2024
Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients
Net income	$34,517	$49,573
Interest expense	190	400
Income tax expense	9,897	19,313
Depreciation and amortization expense	17,121	21,552
EBITDA	61,725	90,838
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	41,976	35,660
Other items (2)	1,185	2,528
Adjusted EBITDA	$104,886	$129,026
Interest income on funds held for clients	$(25,901)	$(29,851)
Adjusted EBITDA excluding interest income on funds held for clients	$78,985	$99,175

	Three Months Ended September 30,
	2023	2024
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$80,403	$88,431
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	9,871	9,752
Less: Other items (1)	—	109
Non-GAAP sales and marketing	$70,532	$78,570

	Three Months Ended September 30,
	2023	2024
Reconciliation of Non-GAAP total research and development:
Research and development	$44,605	$47,260
Add: Capitalized internal-use software costs	14,193	15,210
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,870	10,311
Less: Other items (4)	222	121
Non-GAAP total research and development	$47,706	$52,038

	Three Months Ended September 30,
	2023	2024
Reconciliation of Non-GAAP general and administrative:
General and administrative	$49,922	$48,161
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	15,633	10,674
Less: Amortization of certain acquired intangibles	682	483
Less: Other items (4)	963	2,376
Non-GAAP general and administrative	$32,644	$34,628

	Three Months Ended September 30,
	2023	2024
Reconciliation of Free Cash Flow and Free cash flow excluding interest income on funds held for clients:
Net cash provided by operating activities	$62,142	$91,455
Capitalized internal-use software costs	(14,193)	(15,210)
Purchases of property and equipment	(3,454)	(2,328)
Free Cash Flow	$44,495	$73,917
Interest income on funds held for clients	$(25,901)	$(29,851)
Free cash flow excluding interest income on funds held for clients	$18,594	$44,066

(1) Represents severance cost adjustments related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(2) Represents acquisition and nonrecurring transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and nonrecurring transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(4) Represents acquisition and nonrecurring transaction-related costs.